NON-COMPETITION AGREEMENT

         This Agreement is made and entered into this 1st day of May, 1996, by and between BAB Holdings, Inc. ("Buyer") and Donald Nelson and Mary Ann Varichak (together, "Principals")

                              W I T N E S S E T H :

         WHEREAS, Buyer has entered into a purchase agreement of even date herewith with Bagels Unlimited, Inc. ("Seller") and Principals (the "Agreement") providing for the purchase by Buyer of certain of the assets of Seller used in the conduct of Seller's business as a Big Apple Bagels franchisee.

         WHEREAS, in order to consummate the transactions provided for in the Agreement, Buyer has required that Principals assure that for a reasonable period following consummation of the transactions provided for in the Agreement, that neither of the Principals will engage in certain business in competition with Buyer as provided herein;

         NOW, THEREFORE, in consideration of the foregoing recited facts, the terms and conditions hereinafter contained and contained in the Agreement and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

                                       I.

                              RESTRICTIVE COVENANT

         SECTION 1.1 NONCOMPETE. (a) In consideration of the Agreement and other good and valuable consideration, including payment to the Principals of $100,000 on the date hereof, receipt of which is hereby acknowledged, Principals agree that for a period of six (6) years from and after the date hereof, neither of them shall, directly or indirectly, either as principal, agent, employee, employer, shareholder, partner, consultant or in any other individual or representative capacity whatsoever or as a partnership, corporation or any other entity whatsoever, participate, engage in or have any financial or other interest in any entity, business or activity which owns or operates a Business (as that term is hereinafter defined) within the Trade Territory (as that term is hereinafter defined). The parties specifically agree that any loans or other financing arrangements with a son or daughter of a Principal or an entity owned by a son or daughter of a Principal shall not be a violation of this restrictive covenant.

         (b) For purposes of this Agreement the following terms shall have the following meanings:

         (i) "Business" shall mean the sale of bagels (retail and wholesale, alone or in combination with other products) and the franchising of any business engaged in such sales.

         (ii) "Trade Territory" shall mean the area within a four mile radius of any then existing Big Apple Bagels store (franchised and company-owned).

                                       II.

                                     BREACH

         SECTION 2.1 ENFORCEMENT. The parties understand and agree that the remedy at law for any breach of the terms of Article I of this Agreement would be inadequate. In the event of a breach or threatened breached of Article I of this Agreement, Buyer shall be entitled to petition for injunctive relief restraining the breaching party, or any of its directors, officers, employees or agents, from breaching or acting in any manner inconsistent with the conduct or performance required by Article I of this Agreement. Principals hereby consent to the personal jurisdiction of the courts of the State of Illinois, County of Cook, with respect to any matter arising out of or in connection with this Agreement.

         SECTION 2.2 SCOPE. In the event it becomes necessary for Buyer to make application to a court of competent jurisdiction for enforcement of the provisions of Article I of this Agreement and such court shall determine that any portion of Article I of this Agreement is unreasonably broad or unenforceable, such court is hereby authorized and empowered to narrow the provisions of Article I of this Agreement to such reasonable parameters and limits as such court shall determine to be necessary to accomplish the intent of the parties and to protect Buyer. The parties agree that the breaching party shall pay all reasonable attorneys' fees incurred by Buyer in enforcing the provisions of Article I of this Agreement. In determining what are reasonable attorneys' fees, a court shall give primary consideration to the actual attorneys' fees incurred and shall, unless unreasonable, award the actual attorneys' fees incurred.

                                      III.

                                  MISCELLANEOUS

         SECTION 3.1 WAIVER. The waiver by a party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

         SECTION 3.2 CONSTRUCTION. This Agreement contains the entire agreement of the parties with respect to the subject matter hereof and shall not be amended except by an agreement in writing, signed by all of the parties hereto. The rights of Buyer under this Agreement shall inure to the benefit of its successors and assigns. If any provisions of this Agreement is at any time adjudged invalid to any extent by any court of competent jurisdiction, such provisions shall be deemed modified to the extent necessary to render it enforceable, and such invalidity shall not affect any other provision of this Agreement.

         SECTION 3.3 APPLICABLE LAW. The validity, construction and interpretation of this Agreement shall be governed exclusively by and according to the laws of the State of Illinois.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

IN THE PRESENCE OF:                  BAB HOLDINGS, INC.

/s/ Sally A. Sullivan               By /s/ Michael K. Murtaugh

                                             Its Vice President and
                                                  General Counsel

/s/ Jim Lowe                           /s/ Donald Nelson
                                              Donald Nelson

/s/ Jim Lowe                           /s/ Mary Ann Varichak
                                              Mary Ann Varichak